Your **Vote** Counts!

ARROW FINANCIAL CORPORATION

2021 Annual Meeting
Vote by May 4, 2021
11:59 PM ET



ARROW Financial Corporation

ARROW FINANCIAL CORPORATION
ATTN: PETER J. LAREAU
250 GLEN STREET
GLENS FALLS, NY 12801

D35794-P50167

You invested in ARROW FINANCIAL CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 5, 2021.**

Get informed before you vote

View the Combined Document online OR you can receive a free paper copy of voting material(s) by requesting prior to April 21, 2021. If you would like to request a copy of the voting material(s), you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 5, 2021
10:00 AM EDT

Virtually at:
www.virtualshareholdermeeting.com/AROW2021

*Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

V1

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect each of the following four (4) persons as Class B directors for a term of three (3) years, each to serve until his or her successors have been duly elected and qualified: **Nominees:** 01) Michael B. Clarke 02) David G. Kruczlnicki 03) Thomas J. Murphy 04) Raymond F. O'Conor To elect the following one (1) person as a Class A director for a term of two (2) years, to serve until his successor has been duly elected and qualified: 05) Gregory J. Champion	For
2. To approve, on an advisory basis, a resolution relating to the 2020 compensation for our named executive officers (i.e., the "Say on Pay" vote).	For
3. Approval of the Arrow Financial Corporation Amended and Restated 2011 Employee Stock Purchase Plan.	For
4. To ratify the appointment of the independent registered public accounting firm KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2021.	For
5. To transact such other business as may properly come before the 2021 Annual Meeting.	